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                                                              Exhibit 3.1


                             PRICE ENTERPRISES, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         I. Price Enterprises, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

         II. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

         FIRST: The name of the corporation (which is hereinafter called the "Corporation") is:

                            Price Legacy Corporation

         SECOND: Unless otherwise provided in this charter of the Corporation (the "Charter"), all capitalized terms used herein shall have the respective meanings ascribed thereto in Article TENTH hereof.

         THIRD: (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

                  (1) To engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

                  (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

         (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         FOURTH: The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.


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         FIFTH: The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

         SIXTH: (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 150,000,000 shares of capital stock, par value $.0001 per share, amounting in aggregate par value of $15,000, 94,691,374 of which shares are classified as "Common Stock" (the "Common Stock"), 27,849,771 of which shares are classified as "8 3/4% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock") and 27,458,855 of which shares are classified as "9% Series B Junior Convertible Redeemable Preferred Stock" (the "Series B Preferred Stock"). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SIXTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. Without any action by the stockholders of the Corporation, the Corporation may amend the Charter to increase or decrease the aggregate number of shares of stock of any class or any series that the Corporation has authority to issue with the prior approval of the majority of the Board of Directors provided that, prior to the Warburg Termination Date, such majority shall include both Warburg Directors.

         (b) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                  (1) Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

                  (2) Subject to the provisions of law and any preferences of any class of stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

                  (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock herein or hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation


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         remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         (c) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

                  (1)      Distributions.

                           a. The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series A Preferred Stock equal to $1.40 per annum (or at the rate of 8 3/4% per annum of the Series A Liquidation Preference). Such distributions shall accrue and be cumulative from August 1, 1998, whether or not in any Series A Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series A Distribution Payment Dates, commencing on November 15, 1998. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series A Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series A Distribution Periods may be declared and paid at any time, without reference to any regular Series A Distribution Payment Date, to holders of record on the Series A Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

                           b. The amount of distributions payable per share of Series A Preferred Stock for each full Series A Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series A Preferred Stock for any period shorter or longer than a full Series A Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series A Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series A Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest,


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                  shall be payable in respect of any distribution payment or payments on the Series A Preferred Stock that may be in arrears.

                           c. So long as any of the shares of Series A Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series A Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Series A Distribution Periods terminating on or prior to the Series A Distribution Payment Date with respect to such class or series of Series A Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series A Preferred Stock and all distributions declared upon any other class or series of Series A Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Series A Parity Stock.

                           d. Unless full distributions on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series A Distribution Periods and the then current Series A Distribution Period (i) except as set forth in Section 1(a) above, no distributions (other than in Series A Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series A Junior Stock or Series A Parity Stock, and (ii) no Series A Junior Stock or Series A Parity Stock (including less than all of the Series A Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series A Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

                           e. Notwithstanding anything contained herein to the contrary, no distributions on shares of Series A Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that


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                  such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

                           f. Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Stock, if not paid on the applicable Series A Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series A Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

                           g. If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any portion (the "Capital Gain Amount") of the distributions paid or made available for the year to holders of all classes of stock (the "Total Distributions"), then the portion of the Capital Gain Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Distributions.

                  (2)      Liquidation Preference.

                           a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series A Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive Sixteen Dollars ($16.00) per share of Series A Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock have been paid the liquidation preference in full, no payment will be made to any holder of Series A Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series A Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Series A Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to


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                  be a liquidation, dissolution or winding, voluntary or
                  involuntary, of the Corporation.

                           b. Subject to the rights of the holders of any shares of Series A Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Series A Parity Stock, as provided in this Section 2, any other series or class or classes of Series A Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Series A Parity Stock shall not be entitled to share therein.

                           c. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

                  (3)      Redemption.

                           a. Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2003. On and after August 15, 2003, the Corporation, at its option, may redeem shares of Series A Preferred Stock in whole or, from time to time, in part at the Redemption Price.

                           b.       Notwithstanding the foregoing, the
                  outstanding shares of Series A Preferred Stock may be redeemed in whole, but not in part, at the Series A Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

                           c. Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series A Call Date"). The Series A Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this
                  Section 3, the Corporation shall pay in


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                  cash to the holder of such shares an amount equal to all
                  accumulated, accrued and unpaid distributions, if any, to the Series A Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series A Preferred Stock payable in cash on the Series A Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series A Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series A Call Date falls after a distribution Series A Record Date and prior to the corresponding Series A Distribution Payment Date, then each holder of Series A Preferred Stock at the close of business on such distribution Series A Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Distribution Payment Date notwithstanding the redemption of such shares prior to such Series A Distribution Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series A Preferred Stock called for redemption.

                           d. If the Corporation shall redeem shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this
                  Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series A Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

                           e. Each such mailed or published notice shall state, as appropriate: (i) the Series A Call Date; (ii) the Series A Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places at which the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Series A Redemption Price; and (v) that distributions on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Series A Call Date except as otherwise provided herein. Notice having been published or


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                  mailed as aforesaid, and provided that on or before the Series
                  A Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, from and after the Series A Call Date, including all accumulated, accrued and unpaid distributions to the Series A Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Series A Call Date after a distribution Series A Record Date and prior to the related Series A Distribution Payment Date, holders of Series A Preferred Stock on the distribution Series A Record Date will be entitled on such Series A Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series A Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series A Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                           f. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A Preferred Stock held of record by each holder of such shares, pro rata (as nearly as may be) or by any other method as may be determined by the Board of Directors


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                  in its discretion to be equitable. If fewer than all the
                  shares of Series A Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holders thereof.

                  (4) Status of Acquired Stock. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock.

                  (5) Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

                           a. prior or senior to the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock, "Series A Senior Stock");

                           b. on a parity with the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series of stock and the Series A Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series A Parity Stock"); and

                           c. junior to the Series A Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or Series B Preferred Stock or if the holders of Series A Preferred shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series A Junior Stock").

                  (6)      Voting Rights.

                           a.       In any matter in which the Series A
                  Preferred Stock is entitled to vote as expressly provided herein, each share of Series A Preferred Stock shall be entitled to one-tenth (1/10) of one vote, except that when any other class or series of preferred stock shall have the right to vote together with the Series A Preferred Stock as if they were a single class on any matter, then the Series A Preferred Stock and such other class or series shall have with respect to such matters one (1)


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                  vote per $16.00 of stated liquidation preference and
                  fractional votes shall be ignored.

                           b. The holders of the Series A Preferred Stock shall have the right to vote with the Common Stock on all matters on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series A Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

                           c. If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly distribution, mean that any such distribution has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2) (if not already increased by reason of a similar arrearage with respect to any Series A Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other class or series of Series A Parity Stock (any other such class or series, the "Voting Preferred Stock") entitled to vote on the matter, voting together as if they were a single class, shall be entitled, in order to fill the vacancies thereby created, to elect two (2) additional directors at the next annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, called as hereinafter provided, and at each succeeding annual meeting at which their respective successors are to be elected. Each such director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly-executed, valid, binding and enforceable letter of resignation from the Board, to be effective immediately upon the date on which all arrears in distributions on the Series A Preferred Stock and the Voting Preferred Stock then outstanding and holding similar rights in respect of the election of additional directors shall have been paid and distributions thereon for the current quarterly distribution period shall have been paid or declared and set apart for payment, whereupon the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six (6) quarterly distributions), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock and the Voting Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders at which their respective successors are to be elected. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Director elected by the holders of the Series A Preferred Stock and such Voting Preferred Stock or the successor of such remaining Director, to serve for the remainder of the term of the director creating the vacancy, subject however to earlier resignation as herein provided.

                           d. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series A Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series A Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series A Preferred Stock, or (y) any increase in the amount of authorized Series A Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series A Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series A Preferred Stock are outstanding.

                  (7) Restrictions on Transfer, Acquisition and Redemption of Shares. The Series A Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series A Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; PROVIDED, HOWEVER, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series A Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

                  (8) Severability of Provisions. If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

         (d) Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Preferred Stock;

                  (1)      Distributions.

                           a. The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions in an amount per share of Series B Preferred Stock equal to 9% per annum of the Series B Liquidation Preference until the date which is 45 months after the Series B Initial Issuance Date (as defined herein) and 10% per annum of the Series B Liquidation Preference thereafter. Prior to the date which is 45 months after the Series B Initial Issuance Date, all such distributions shall be payable in shares of Series B Preferred Stock valued at the Series B Liquidation Preference. At any time after the date which is 45 months after the Series B Initial Issuance Date, such distributions shall be payable in cash. Such distributions shall accrue (compounded quarterly) and be cumulative from the date on which the Series B Preferred Stock is first issued (the "Series B Initial Issuance Date"), whether or not in any Series B Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series B Distribution Payment Dates, commencing on November 15, 2001. Each such distribution shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series B Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series B Distribution Periods may be declared and paid at any time, without reference to any regular Series B Distribution Payment Date, to holders of record on the Series B Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series B Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash or in shares of Series B Preferred Stock, as the case may be. Any distribution payment made on shares of Series B Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

                           b. The amount of distributions payable per share of Series B Preferred Stock for each full Series B Distribution Period shall be computed by dividing the annual distribution applicable during such Series B Distribution Period by four (4). The amount of distributions payable per share of Series B Preferred Stock for any period shorter or longer than a full Series B Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series B Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series B Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series B Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series B Preferred Stock that may be in arrears.

                           c. So long as any of the shares of Series B Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series B Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series B Preferred Stock for all Series B Distribution Periods terminating on or prior to the Series B Distribution Payment Date with respect to such class or series of Series B Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series B Preferred Stock and all distributions declared upon any other class or series of Series B Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series B Preferred Stock and accumulated, accrued and unpaid on such Series B Parity Stock.

                           d. Without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock (i) no distributions (other than in Series B Junior Stock, or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series B Junior Stock or Series B Parity Stock; PROVIDED, HOWEVER, that if full distributions on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series B Distribution Periods and the then current Series B Distribution Period, the Corporation may make such distributions (A) if the amount of all distributions on all classes of capital stock of the Corporation for the fiscal year does not exceed 100% of the Corporation's "real estate investment trust taxable income" (as defined in Section 857(b)(2) of the Code) for such fiscal year or (B) if required to protect the Corporation's status as a REIT or to avoid imposition of income tax or excise tax on the Corporation and
                  (ii) no Series B Junior Stock or Series B Parity Stock (including less than all of the Series B Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series B Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

                           e. Notwithstanding anything contained herein to the contrary, no distributions on shares of Series B Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

                           f. Notwithstanding anything contained herein to the contrary, distributions on the Series B Preferred Stock, if not paid on the applicable Series B Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series B Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

                           g. If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any Capital Gain Amount with respect to the Total Distributions, then the portion of the Capital Gain Amount that shall be allocable to holders of the Series B Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series B Preferred Stock for the year bears to the Total Distributions.

                  (2)      Liquidation Preference.

                           a. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or distributions of assets to the holders of Series B Senior Stock to satisfy the liquidation preference with respect to such Series B Senior Stock and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series B Junior Stock, the holders of shares of Series B Preferred Stock shall be entitled to receive the Series B Liquidation Preference per share of Series B Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series B Preferred Stock have been paid the Series B Liquidation Preference in full, no payment will be made to any holder of Series B Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series B Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such other Series B Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series B Preferred Stock and any such other Series B Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, (iii) a statutory share exchange, or
                  (iv) a liquidation or winding up of the Corporation shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, unless the holders of 66 2/3% of Series B Preferred Stock approve such transaction in accordance with Article SIXTH, Section (d)(8)c hereto or the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation).

                           b. Subject to the rights of the holders of any shares of Series B Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series B Preferred Stock and any Series B Parity Stock, as provided in this Section 2, any other series or class or classes of Series B Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock and any Series B Parity Stock shall not be entitled to share therein.

                           c. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

                  (3) Conversion.

                           a. Conversion by the Corporation. At the option of the Corporation, all, but not less than all, shares of Series B Preferred Stock may be converted on the Series B Conversion Date into the number of fully-paid and nonassessable shares of Common Stock obtained by dividing $5.56 by the Series B Conversion Price then in effect (the "Series B Conversion Rate"), PROVIDED, THAT the average closing price of a share of Common Stock for the 40 consecutive trading days preceding the date which is three business days prior to the Series B Notice Date on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 40 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Corporation (such average price, the "40 Day Average Price") is equal to or greater than $7.50; PROVIDED FURTHER THAT, if such 40 Day Average Price is less than $7.50 and the Corporation elects at its option to convert the Series B Preferred Stock, the Series B Conversion Rate shall be adjusted to grant the holders of the Series B Preferred Stock that number of shares of Common Stock equal to the number otherwise issuable in accordance with the Series B Conversion Rate then in effect, multiplied by a fraction equal to (i) $8.25 divided by (ii) the 40 Day Average Price. Notwithstanding anything to the contrary herein, upon any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                           b. Conversion by the Holders. Each share of Series B Preferred Stock may be converted at any time after the date which is 24 months after the Series B Initial Issuance Date, at the option of the holder thereof, into the number of fully-paid and nonassessable shares of Common Stock obtained at the Series B Conversion Rate then in effect, PROVIDED, HOWEVER that on any redemption of any Series B Preferred Stock or any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the full business day next preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                           c. The initial Series B Conversion Rate for the Series B Preferred Stock shall be one share of Common Stock for each one share of Series B Preferred Stock surrendered for conversion representing an initial Series B Conversion Price (for purposes of Section 4) of $5.56 per share of Common Stock. The applicable Series B Conversion Rate and Series B Conversion Price from time to time in effect is subject to adjustment as hereinafter provided.

                           d. The Corporation shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3(d), be issuable upon conversion of any Series B Preferred Stock, the Corporation shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one- hundredth (1/100) of a share, to be computed (i) if the Common Stock is listed on the AMEX, or any other national securities exchange, on the basis of the last sales price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the Common Stock on the date of conversion as reported by

                  NASDAQ, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors.

                           e. Whenever the Series B Conversion Rate and Series B Conversion Price shall be adjusted as provided in
                  Section 4 hereof, the Corporation shall forthwith file at each office designated for the conversion of Series B Preferred Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the Series B Conversion Rate that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of Series B Preferred Stock at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Section 4(g) hereof, such notice shall be included as part of the notice required to be mailed and published under the provisions of Section 4(g) hereof.

                           f.       In order to exercise the conversion
                  privilege set forth in Section 3(a) above, the Corporation shall give the holder of any Series B Preferred Stock notice (the "Series B Conversion Notice") of such conversion and the holder of the Series B Preferred Stock to be converted shall promptly surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office) with a notice stating the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The Series B Conversion Notice shall be sent by the Corporation no more than seven (7) and no less than three (3) days prior to the Series B Conversion Date. The Series B Conversion Date shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in
                  Section 3(d) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                           g.       In order to exercise the conversion
                  privilege set forth in Section 3(b) above, the holder of any Series B Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent be at the time appointed, then the Corporation at its principal office), and shall give written notice to the Corporation at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restrictions on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the certificates and notice shall be the conversion date. As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Corporation shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, cash as provided in
                  Section 3(d) hereof in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion and, if less than all shares of Series B Preferred Stock represented by the certificate or certificates so surrendered are being converted, a residual certificate or certificates representing shares of Series B Preferred Stock not converted.

                           h. The Corporation shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the Series B Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and nonassessable shares of such Common Stock at such adjusted conversion price.

                           i. Upon any such conversion each holder of shares of Series B Preferred Stock shall be entitled to elect to receive (x) in shares of Common Stock, any distributions accrued and unpaid up to the date which is 45 months after the Series B Initial Issuance Date, and (y) in cash, any distributions accrued and unpaid following the date which is 45 months after the Series B Initial Issuance Date. Any holder of shares of Series B Preferred Stock who has elected to receive such distributions in shares of Common Stock shall be entitled to receive in satisfaction of such distributions that number of fully-paid and nonassessable shares of Common Stock obtained by dividing the total amount of accrued and unpaid distributions by the Series B Conversion Price then in effect.

                           j. Upon the conversion date as determined pursuant to (f) or (g) hereof, all shares of Series B Preferred Stock to be converted on such date shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid distributions thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled.

                           k. No shares of Series B Preferred Stock may be converted into shares of Common Stock if such conversion would result in a violation of the applicable restrictions on Ownership set forth in Article TENTH.

                  (4) Anti-Dilution Provisions.

                           a. In order to prevent dilution of the right granted hereunder, the Series B Conversion Price shall be subject to adjustment from time to time in accordance with this Section 4(a). At any given time the "Series B Conversion Price," whether as the initial Series B Conversion Price ($5.56 per share) or as last adjusted, shall be that dollar (or part of a dollar) amount the payment of which shall be sufficient at the given time to acquire one share of Common Stock upon conversion of shares of Series B Preferred Stock.

                           b. Except as provided in Section 4(c) or 4(f) hereof, if and whenever on or after the Series B Initial Issuance Date, the Corporation shall issue or sell, or shall in accordance with paragraphs 4(b)(i) to (ix), inclusive, be deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Market Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Series B Triggering Transaction"), the Series B Conversion Price shall, subject to paragraphs (i) to (ix) of this Section 4(b), be reduced to the Series B Conversion Price (calculated to the nearest tenth of a cent) determined by dividing:

                  (x) amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Series B Triggering Transaction by the Series B Conversion Price then in effect, plus (y) the consideration, if any, received by the Corporation upon consummation of such Series B Triggering Transaction, by

                   (y) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Series B Triggering Transaction plus (y) the number of shares of Common Stock issued

                           (or deemed to be issued in accordance with paragraphs 4(b)(i) to (ix)) in connection with the Series B Triggering Transaction.

                           For purposes of determining the adjusted Series B
                  Conversion Price under this Section 4(b), the following paragraphs (i) to (ix), inclusive, shall be applicable:

                  (i) In case the Corporation at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such right or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of the granting of such Options, then the total maximum amount of Common Stock issuable upon the exercise of such Options or in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series B Conversion Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in paragraph
                           (iii) below.

                  (ii) In case the Corporation at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. No adjustment of the Series B Conversion Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in paragraph (iii) below.

                  (iii) If the purchase price provided for in any Options referred to in paragraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (i) or (ii), or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Sections 4(b) or 4(d)), the Series B Conversion Price in effect at the time of such change shall forthwith be readjusted to the Series B Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in paragraph (i) or the rate at which any Convertible Securities referred to in paragraphs (i) or (ii) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Series B Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series B Conversion Price then in effect hereunder is hereby reduced.

                  (iv) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Series B Conversion Price then in effect hereunder shall forthwith be increased to the Series B Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (v) In case any Options shall be issued in connection with the issue or sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (vi) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor; PROVIDED, HOWEVER, that in the event of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the consideration received therefor shall be deemed to include any monies paid to underwriters in connection with such offering in an amount up to five percent (5%) of the per share gross proceeds of such offering. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined in good faith by the Board of Directors. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be.

                  (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any shares so owned or held (other than the cancellation of any such shares in connection with the Exchange Offer) shall be considered an issue or sale of Common Stock for the purpose of this Section 4(b).

                  (viii) In case the Corporation shall declare a dividend or make any other distribution upon the stock of the Corporation payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (ix) For purposes of this Section 4(b), in case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common

                           Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

                           c. In the event the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends") then, as soon as possible after the conversion of any shares of Series B Preferred Stock, the Corporation shall pay to the person converting such shares of Series B Preferred Stock an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Section 4(c), a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors.

                           d.       In case the Corporation shall at any time
                  (i) subdivide the outstanding Common Stock or (ii) issue a dividend on its outstanding Common Stock payable in shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments to the Series B Conversion Price in effect immediately prior to such subdivision or dividend). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares issuable upon conversion of the Series B Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments to the Series B Conversion Price in effect immediately prior to such combination).

                           e.       If any capital reorganization or
                  reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall have the right to acquire and receive upon conversion of the Series B Preferred Stock, which right shall be prior to the rights of the holders of Series B Junior Stock (but after and subject to the rights of holders of Senior Preferred Stock, if any), such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon conversion of the Series B Preferred Stock at the Series B Conversion Price then in effect. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holders of the Series B Preferred Stock at the last address of each such holder appearing on the books of the Corporation, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Corporation shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holders of the Series B Preferred Stock shall have been given a reasonable opportunity to then elect to receive upon conversion of the Series B Preferred Stock either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

                           f. The provisions of this Section 4 shall not apply to any Common Stock issued, issuable or deemed outstanding under paragraphs 4(b)(i) to (ix) inclusive: (i) to any person pursuant to any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in effect on the Series B Initial Issuance Date or thereafter adopted by the Board of Directors, (ii) pursuant to options, warrants, conversion or subscription rights in existence on the Series B Initial Issuance Date, (iii) on conversion of the Series B Preferred Stock, (iv) on exercise of the Warrant or (v) if the holders of a majority of the Series B Preferred Stock then outstanding agree in writing that the provisions of this Section 4 shall not apply.

                           g.       In the event that:

                  (i) the Corporation shall declare any cash dividend upon its Common Stock, or

                  (ii) the Corporation shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

                  (iii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

                  (iv) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation, or

                  (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

                           then, in connection with such event, the Corporation shall give to the holders of the Series B Preferred Stock:

                  a. at least fifteen (15) days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation; And,

                  b. in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days prior written notice of the date when the same shall take place. Such notice (i) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be and (ii) shall be given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address of each such holder as shown on the books of the Corporation.

                           h. If at any time or from time to time on or after the Series B Initial Issuance Date, the Corporation shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Series B Conversion Price under Section 4(b) hereof, then each holder of Series B Preferred Stock shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Section 4(g)) and upon the terms applicable to such Purchase Rights either:

                  (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon conversion of the Series B Preferred Stock immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holders of the Series B Preferred Stock as soon as possible after such exercise and it shall not be necessary for the exercising holder of the Series B Preferred Stock specifically to request delivery of such rights; or

                  (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Corporation granted, issued or sold such expired Purchase Rights.

                           i. If any event occurs as to which, in the opinion of the Board of Directors, the provisions of this
                  Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Series B Conversion Price as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Section 4(d) hereof and then in no event to an amount larger than the Series B Conversion Price as adjusted pursuant to Section 4(d) hereof.

                  (5) Redemption.

                           a. Except as otherwise permitted under Article TENTH hereof, shares of Series B Preferred Stock shall not be redeemable prior to the date which is 60 months after the Series B Initial Issuance Date. All, but not less than all, of the shares of Series B Preferred Stock may be redeemed by the Corporation, at its option, at the Series B Redemption Price within sixty (60) days after the date which is 60 months after the Series B Initial Issuance Date if the 40 Day Average Price is less than $7.50 per share. Such redemption shall be made in five equal annual installments (the date of each such installment, a "Series B Redemption Date"), the first of which shall be the Series B Call Date (as defined below). On each Series B Redemption Date, the Corporation shall redeem the outstanding shares of Series B Preferred Stock pro rata among all holders of Series B Preferred Stock. Notwithstanding anything to the contrary contained in this Charter, at any time prior to the first Series B Redemption Date each holder of Series B Preferred Stock may convert such holder's shares of Series B Preferred Stock in accordance with Article SIXTH, Section (d)(3)b hereof.

                           b. Shares of Series B Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (c) of this Section
                  (5) (the "Series B Call Date"). The Series B Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series B Preferred Stock pursuant to the second sentence of paragraph (a) of this Section (5), the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series B Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series B Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series B Preferred Stock payable in cash on the Series B Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series B Call Date on the Series B Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series B Call Date falls after a distribution Series B Record Date and prior to the corresponding Series B Distribution Payment Date, then each holder of Series B Preferred Stock at the close of business on such distribution Series B Record Date shall be entitled to the distribution payable on such shares on the corresponding Series B Distribution Payment Date notwithstanding the redemption of such shares prior to such Series B Distribution Payment Date.

                           c. If the Corporation shall redeem shares of Series B Preferred Stock pursuant to paragraph (a) of this Section (5), notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series B Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series B Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (c), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

                           d. Each such mailed or published notice shall state, as appropriate: (i) the Series B Call Date; (ii) the Series B Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places at which the certificates evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the Series B Redemption Price; and (v) that distributions on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on such Series B Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series B Call Date specified in such notice the amount of cash necessary to pay the first annual installment of such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for redemption, from and after the Series B Call Date, including all accumulated, accrued and unpaid distributions to the Series B Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series B Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series B Preferred Stock called for redemption (except that, in the case of a Series B Call Date after a distribution Series B Record Date and prior to the related Series B Distribution Payment Date, holders of Series B Preferred Stock on the distribution Series B Record Date will be entitled on such Series B Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series B Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary to pay the first annual installment of such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series B Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series B Preferred

                  Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                           e. As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the shares of Series B Preferred Stock represented by any certificates are redeemed on any Series B Redemption Date, then a new certificate representing the unredeemed shares of Series B Preferred Stock shall be issued to the holder of such unredeemed shares on such Series B Redemption Date without cost to the holders thereof.

                  (6) Status of Acquired Stock. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series B Preferred Stock.

                  (7) Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

                           a. prior or senior to the Series B Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Series A Preferred Stock or if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock (such stock, "Series B Senior Stock");

                           b. on a parity with the Series B Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series of stock and the Series B Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series B Parity Stock"); and

                           c. junior to the Series B Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series B Junior Stock").

                  (8) Voting Rights.

                           a.       In any matter in which the Series B
                  Preferred Stock is entitled to vote as expressly provided herein, each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock is then convertible (as adjusted from time to time pursuant to Sections (3) and (4) hereto).

                           b. The holders of the Series B Preferred Stock shall have the right to vote with the Common Stock on all matters, except the election of Common Directors, on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series B Preferred Stock shall not be entitled to vote in the election of the directors other than the election of the Warburg Directors as set forth in Article SEVENTH hereto. The holders of the Series B Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

                           c. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) other than in connection with the Exchange Offer or the Preferred Offer, authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series B Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter by any Event, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series B Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series B Preferred Stock, or (y) any increase in the amount of authorized Series B Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series B Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series B Preferred Stock are outstanding.

                  (9) Restrictions on Transfer, Acquisition and Redemption of Shares. The Series B Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series B Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; PROVIDED, HOWEVER, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series B Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Stock of any other term or provision of the Charter.

                  (10) Severability of Provisions. If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

         (e) Subject to the foregoing and to the provisions of Article TENTH, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                  (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

                  (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                  (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                  (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                  (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                  (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

                  (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

                  (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

         (f) For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                  (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                  (2) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                  (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         SEVENTH: (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be eight (8), which number may be increased or decreased pursuant to the Bylaws of the Corporation or upon the termination of the term of office of any such directors as set forth below, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force; PROVIDED THAT, from and after the Series B Initial Issuance Date until the Warburg Termination Date, except as required pursuant to Article SIXTH, Section
(c)(6)(c), the Corporation and its Board of Directors shall not increase or decrease the number of directors of the Corporation without the consent of a majority of the Board of Directors of the Corporation, which majority shall include the Warburg Directors (as defined below). The names of the directors who shall serve until the next annual meeting and until their successors are duly elected and qualified are:

                                            Jack McGrory

                                            James F. Cahill

                                            Murray Galinson

                                            Gary B. Sabin

                                            Richard B. Muir

                                            Reuben S. Leibowitz

                                            Melvin L. Keating

                                            Keene Wolcott

         (b) The members of the Board of Directors shall be elected as follows: (i) two (2) members (the "Warburg Directors") shall be elected by the Warburg Investors until the occurrence of the Warburg Termination Date, (ii) four (4) members (the "Series A Directors") (at least one of which shall be an "independent director" within the meaning of the American Stock Exchange Rules governing audit committees) shall be elected by the holders of the Series A Preferred Stock until the occurrence of the Series A Preferred Rights Termination Date and (iii) the remaining directors (the "Common Directors") shall be elected by the holders of the Series A Preferred Stock and the Common Stock voting together as a single class. The right of the Warburg Investors to elect the Warburg Directors and the term of office of the Warburg Directors shall terminate upon the occurrence of the Warburg Termination Date, and the number of directors shall be reduced accordingly. The right of the holders of the Series A Preferred Stock to elect the Series A Directors and the term of office of the Series A Directors shall terminate upon the occurrence of the Series A Preferred Rights Termination Date, and the number of directors shall be reduced accordingly.

         (c)      Any vacancy on the Board of Directors may be filled by vote of
(i) the Warburg Investors if such vacancy occurs in the directorship of a Warburg Director, (ii) the remaining Series A Directors if such vacancy occurs in the directorship of a Series A Director or (iii) the remaining Common Directors if such vacancy occurs in the directorship of a Common Director.

         (d) Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally or by class, in the election of directors. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

         EIGHTH: (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

                  (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, subject to the limitations set forth in the Charter or the Bylaws.

                  (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, (A) shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding, or (B) shall, other than the holders of Series A Preferred Stock, be entitled to the appraisal rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL.

                  (3) The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors; and to determine any other matter relating to the business and affairs of the Corporation.

                  (4)      Except as provided in Article SIXTH, Sections (c) and
         (d) notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of all the votes entitled to be cast on the matter, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter.

                  (5) The Corporation shall indemnify (A) its present or former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                  (6) To the fullest extent permitted by Maryland law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

                  (7) The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock.

                  (8) The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

                  (9) Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, and except as otherwise prohibited herein, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

                  (b) At any time prior to the date which is six months after the conversion or redemption of all outstanding shares of Series B Preferred Stock issued on the Series B Initial Issuance Date, the Corporation shall not, without the prior approval of the majority of the Board of Directors, which majority, until the Warburg Termination Date, includes both Warburg Directors:

                           (1) amend or repeal any provision of the Corporation's Charter or By-Laws;

                           (2) other than in connection with the Preferred Offer, authorize or effect the issuance by the Corporation of any equity securities, or rights to acquire equity securities, of any class of Series B Senior Stock or Series B Parity Stock;

                           (3) authorize or effect (a) any sale, lease, transfer or other disposition of assets in an amount greater than an aggregate $50 million in any nine (9) month period;
                  (b) any merger, consolidation, recapitalization or other reorganization of the Corporation with or into another corporation, (c) the acquisition by the Corporation of another corporation by means of a purchase of all or substantially all of the capital stock or assets of such corporation for an amount greater than an aggregate $50 million in any nine
                  (9)month period, or (d) a liquidation, winding up, dissolution of the Corporation or adoption of any plan for the same.

                           (4) other than in connection with the Exchange Offer or the Preferred Offer, authorize or effect the issuance by the Corporation of any equity securities or rights to acquire equity securities of any class other than an issuance
                  (w) to the holders of the Series B Preferred Stock pursuant Article SIXTH hereto, (x) pursuant to options, warrants, conversion or subscription rights in existence on the Series B Initial Issuance Date, (y) pursuant to any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of the Corporation or its subsidiaries in existence as of the Series B Initial Issuance Date or thereafter approved by the Board of Directors or (z) taken together with all other issuances since the date hereof, that does not exceed five percent (5%) of the securities of such class, on a fully diluted basis, immediately prior to the Series B Initial Issuance Date.

                           (5) other than in connection with the Preferred Offer or the redemption of the Series B Preferred Stock in accordance with Article SIXTH, Section (d)(5) hereof, authorize or effect the redemption or repurchase of any equity securities of the Corporation or rights to acquire equity securities of the Corporation (other than the repurchase of stock from employees of the Corporation or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of such employees at purchase prices initially paid by such employees for such shares) in an amount greater than an aggregate $10,000,000 in any twelve (12) month period;

                           (6) authorize or effect the incurrence of any indebtedness for borrowed money or guarantee any such indebtedness (other than Project Debt) in an amount greater than an aggregate $25,000,000 in any twelve (12) month period.

                           (c) Except as set forth in Section (b) above, the enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

         NINTH: The duration of the Corporation shall be perpetual.

         TENTH: (a) DEFINITIONS. As used in the Charter, the following terms shall have the following meanings:

         "AFFILIATE" of a person means a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

         "AGGREGATE CONVERTIBLE SECURITIES" shall mean all Options, Convertible Securities and any other securities or instruments of the Corporation which are convertible into or exchangeable for Common Stock.

         "AMEX" shall mean the American Stock Exchange.

         "BENEFICIAL OWNERSHIP" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Corporation's capital stock.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "CAPITAL GAIN AMOUNT" shall have the meaning set forth in Article SIXTH, Section g.

         "CAPITAL SHARES" shall mean shares of the Corporation's capital stock, whether common, preferred, preference, special or other stock, or a combination thereof.

         "CHANGE OF CONTROL" shall mean one or more of the following transactions unless the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation): (i) a merger or consolidation of the Corporation with or into another entity or the merger of another entity with or into the Corporation; (ii) a tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting capital stock of the Corporation; (iii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Corporation is exchanged for capital stock of another corporation; or (iv) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

         "CHARITABLE BENEFICIARY" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (c)(6) of this Article.

         "CHARTER" shall have the meaning set forth in the preamble hereto.

         "CODE" shall have the meaning set forth in Article THIRD hereto. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

         "COMMON STOCK" shall mean the Common Stock, $.0001 par value per share, of the Corporation.

         "CONSTRUCTIVE OWNERSHIP" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         "CONVERTIBLE SECURITIES" shall have the meaning set forth in Article SIXTH, Section(d)(4)b(i).

         "CORPORATION" shall have the meaning set forth in Article FIRST hereto.

         "EVENT" shall have the meaning set forth in Article SIXTH, Section
(c)(6)d hereto.

         "EXCHANGE OFFER" shall have the meaning set forth in the Merger Agreement.
         "40 DAY AVERAGE PRICE" shall have the meaning set forth in Article SIXTH, Section (d)(3)a hereto.

         "IRS" means the United States Internal Revenue Service.

         "LEGACY" shall mean Excel Legacy Corporation, a Delaware corporation.

         "LIQUIDATING DIVIDENDS" shall have the meaning set forth in Article SIXTH, Section (d)(4)c.

         "MARKET PRICE" shall mean the average sales price on the most recent trading day ending prior to the relevant time, as reported on the AMEX or on the Nasdaq National Market, as the case may be, of the applicable Capital Shares, or if not then traded on the AMEX or Nasdaq National Market, such average sales price as reported on any exchange or quotation system over which the applicable Capital Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

         "MARKET VALUE" shall mean the last reported sales price reported, on the AMEX or Nasdaq National Market, as the case may be, of the applicable Capital Shares on the trading day immediately preceding the relevant date, or if the applicable Capital Shares are not then traded on the AMEX or the Nasdaq National Market, the last reported sales price of the applicable Capital Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the applicable Capital Shares may be traded, or if the applicable Capital Shares are not then traded over any exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

         "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger dated as of March 21, 2001 by and among the Corporation, Legacy and PEI Merger Sub, Inc.

         "MGCL" shall mean the Maryland General Corporation Law.

         "NASDAQ NATIONAL MARKET" shall mean the Nasdaq Stock Market's National Market System.

         "NUMBER OF COMMON SHARES DEEMED OUTSTANDING" at any given time shall mean the sum of (x) the number of shares of Common Stock outstanding at such time, (y) the number of shares of Common Stock issuable assuming conversion of all Aggregate Convertible Securities then outstanding and (z) the number of shares of Common Stock deemed to be outstanding under paragraphs 4(b)(i) to
(ix), inclusive, at such time.

         "OPTIONS" shall have the meaning set forth in Article SIXTH, Section
(d)(4)b(i).

         "OWNERSHIP LIMIT" shall mean 5% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation. The number and value of the outstanding Capital Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of any Capital Shares provided that the ownership of Capital Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

         "PREFERRED OFFER" shall mean the offer to purchase the Series A Preferred Stock contemplated in clause (ii) of the definition of "Series A Preferred Rights Termination Date" below; provided that such offer is financed through the issuance of (i) perpetual preferred stock with a coupon of 8 3/4% or less which may be Series B Senior Stock, or (ii) debt with an interest rate of 8 3/4% or less and a term of seven years or more, or
(iii) any other financing arrangement that (A) costs the Corporation (on an annual basis) no more than the cost (on an annual basis) to the Corporation to maintain the Series A Preferred Stock then outstanding and (B) the Board of Directors deems to be at least as beneficial to the Corporation as the terms of the Series A Preferred Stock.

         "PROJECT DEBT" shall mean any debt represented by capital lease obligations, mortgage financing or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or incurred to refinance any such purchase price or cost of construction or improvement, in each case incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement.

         "PURCHASE RIGHTS" shall have the meaning set forth in Article SIXTH, Section (d)(4)h hereto.

         "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the Purported Record Transferee, unless such Purported Record Transferee would have acquired or owned any Capital Shares for another Person who is the beneficial transferee or owner of such Capital Shares, in which case the Purported Beneficial Transferee shall be such Person.

         "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the record holder of the Capital Shares if such Transfer had been valid under Section (b)(1) of this Article.

         "REINCORPORATION" shall mean the merger of Price Enterprises, Inc., a Delaware corporation, into its wholly-owned subsidiary, Price Enterprises of Maryland, Inc., a Maryland corporation.

         "REIT" shall have the meaning set forth in Article THIRD hereto.

         "RESTRICTION TERMINATION DATE" shall mean the first day after the date of the Reincorporation on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "SERIES A CALL DATE" shall have the meaning set forth in Article SIXTH, Section (c)(3)c hereto.

         "SERIES A DIRECTORS" shall have the meaning set forth in Article SEVENTH, Section (b) hereto.

         "SERIES A DISTRIBUTION PAYMENT DATE" shall mean, with respect to each Series A Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing on November 15, 1998; PROVIDED, HOWEVER, that if any Series A Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such

Series A Distribution Payment Date shall be paid on the Business Day immediately following such Series A Distribution Payment Date.

         "SERIES A DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series A Distribution Period.

         "SERIES A JUNIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)c hereto.

         "SERIES A LIQUIDATION PREFERENCE" shall mean a price per share equal to Sixteen Dollars ($16.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

         "SERIES A PARITY STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)b hereto.

         "SERIES A PREFERRED RIGHTS TERMINATION DATE" shall mean the earliest to occur of (i) less than 2,000,000 shares of Series A Preferred Stock (adjusted for stock splits, dividends, reverse stock splits, etc.) remain outstanding,
(ii) the Corporation, Legacy or any of their Affiliates shall have made an offer to purchase any and all outstanding shares of Series A Preferred Stock at a cash price of $16.00 per share, and shall have purchased all shares duly tendered and not withdrawn, (iii) the Board of Directors shall have (a) issued or agreed to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of the members of the Board of Directors, or (b) failed in any fiscal year to declare or to pay dividends on the Common Stock as and when requested by Legacy or its designees (1) to distribute 100% of the Corporation's taxable income with respect to such fiscal year (including dividends on the Series A Preferred Stock) or otherwise to maintain the Corporation's status as a REIT or (2) in an amount equal to the excess, if any, of (x)(A) funds from operations less straight line accrual of future rents (rent smoothing) for such fiscal year, minus (B) the amount required to pay dividends on the Series A Preferred Stock for such fiscal year, over (y) $7,500,000, or (iv) the Board of Directors, by unanimous vote of the members of the Board of Directors, shall have adopted a resolution to terminate the right of the holders of the Series A Preferred Stock to elect the Series A Directors pursuant to Article SEVENTH, Section (b) hereto.

         "SERIES A PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

         "SERIES A RECORD DATE" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; PROVIDED, HOWEVER, that such Series A Record Date shall be the first day of the calendar month in which the applicable Series A Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series A Distribution Payment Date.

         "SERIES A REDEMPTION PRICE" shall mean a price per share equal to Sixteen Dollars ($16.00) together with accrued and unpaid distributions, if any, thereon to the Series A Call Date.

         "SERIES A SENIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(5)a hereto.

         "SERIES B CALL DATE" shall have the meaning set forth in Article SIXTH, Section (d)(5)b.

         "SERIES B CONVERSION DATE" shall mean either (i) the date which is 45 months after the Series B Initial Issuance Date or (ii) the date which is 60 months after the Series B Initial Issuance Date.

         "SERIES B CONVERSION NOTICE" shall have the meaning set forth in Article SIXTH, Section 3(d)(3)f hereto.

         "SERIES B CONVERSION PRICE" shall have the meaning set forth in Article SIXTH, Section (d)(4)a hereto.

         "SERIES B CONVERSION RATE" shall have the meaning set forth in Article SIXTH, Section (d)(3)a hereto.

         "SERIES B DISTRIBUTION PAYMENT DATE" shall mean, with respect to each Series B Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing on November, 15, 2001; PROVIDED, HOWEVER, that if any Series B Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Series B Distribution Payment Date shall be paid on the Business Day immediately following such Series B Distribution Payment Date.

         "SERIES B DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series B Distribution Period.

         "SERIES B INITIAL ISSUANCE DATE" shall have the meaning set forth in Article SIXTH, Section (d)(1)a hereto.

         "SERIES B JUNIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)c hereto.

         "SERIES B LIQUIDATION PREFERENCE" shall mean a price per share equal to $5.56 (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares; PROVIDED, HOWEVER, that there shall be no such adjustment pursuant hereto in respect of any dividends paid in additional shares of Series B Preferred Stock issued pursuant to Article SIXTH, Section (d)(1)(a) hereof).

         "SERIES B NOTICE DATE" shall mean the date on which the Corporation shall deliver to the holders of the Series B Preferred Stock notice of conversion of the Series B Preferred Stock pursuant to Article SIXTH, Section
(d)(3)f hereto.

         "SERIES B PARITY STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)b hereto.

         "SERIES B PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

         "SERIES B RECORD DATE" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; PROVIDED, HOWEVER, that such Series B Record Date shall be the first day of the calendar month in which the applicable Series B Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series B Distribution Payment Date.

         "SERIES B REDEMPTION DATE" shall have the meaning set forth in Article SIXTH, Section (d)(5)a hereto.

         "SERIES B REDEMPTION PRICE" shall mean a price per share equal to $5.56 together with accrued and unpaid distributions, if any, thereon to the Series B Call Date.

         "SERIES B SENIOR STOCK" shall have the meaning set forth in Article SIXTH, Section (d)(7)a hereto.

         "SERIES B TRIGGERING TRANSACTION" shall have the meaning set forth in Article SIXTH, Section (d)(4)b hereto.

         "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation.

         "TOTAL DISTRIBUTIONS" shall have the meaning set forth in Article SIXTH, Section g hereto.

         "TRANSFER" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Shares), and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

         "TRUST" shall mean each of the trusts provided for in Section (c) of this Article.

         "TRUSTEE" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee appointed by the Corporation.

         "VOTING PREFERRED STOCK" shall have the meaning set forth in Article SIXTH, Section (c)(6)c hereof.

         "WARBURG DIRECTORS" shall have the meaning set forth in Article SEVENTH, Section (b) hereto.

         "WARBURG INVESTORS" shall mean Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Netherlands limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Netherlands limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Netherlands limited partnership and affiliates thereof.

         "WARBURG TERMINATION DATE" shall mean the initial date on which the Warburg Investors and their Affiliates, in the aggregate, beneficially own (within the meaning of Rule 13d-3 of the Exchange Act; PROVIDED, HOWEVER, that the Warburg Investors and their Affiliates shall be deemed to beneficially own Common Stock with respect to which any of the Warburg Investors and its Affiliates has the right to acquire beneficial ownership at any time prior to, on or subsequent to sixty days, notwithstanding the provisions set forth in Rule 13d-3(1)(i) limiting such time period to within sixty days) less than 10% of the Common Stock.

         "WARRANT" shall mean that certain warrant issued by the Corporation to the Warburg Investors to purchase 2,500,000 shares of Common Stock on September 18, 2001.

         (b)      Restriction on Ownership and Transfers.

                  (1) From the date of Reincorporation and prior to the Restriction Termination Date:

                           a. except as provided in Section (i) of this Article, no Person shall Beneficially Own Capital Shares in excess of the Ownership Limit;

                           b. except as provided in Section (i) of this Article, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation; and

                           c.       no Person shall Beneficially or
                  Constructively Own Capital Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Constructive Ownership that would result in the Corporation owning (actually or

                  Constructively) an interest in a tenant that is described in
                  Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

                  (2) If, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or the Nasdaq National Market) or other event (including value fluctuations) occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article,
         (1) then that number of Capital Shares that otherwise would cause such Person to violate Section (b)(1) of this Article (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (c) of this Article, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Capital Shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, then the Transfer of that number of Capital Shares that otherwise would cause any Person to violate Section (b)(1) of this Article shall be void ab initio, and each of the Purported Beneficial Transferee shall have no rights in such Capital Shares.

                  (3) Notwithstanding any other provisions contained herein, during the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the AMEX or the Nasdaq National Market) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Shares.

                  (4) It is expressly intended that the restrictions on ownership and Transfer described in this Section (b) of this Article shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Shares of the Corporation.

         (c)      Transfers of Capital Shares in Trust.

                  (1) Upon any purported Transfer or other event described in Section (b)(2) of this Article, such Capital Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section (b)(2) of this Article. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section (c)(6) of this Article.

                  (2) Capital Shares held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Capital Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Capital Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Capital Shares held in the Trust.

                  (3) The Trustee shall have all voting rights and rights to dividends with respect to Capital Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Shares held in the Trust and, subject to Maryland law, effective as of the date the Capital Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Shares prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; PROVIDED, HOWEVER, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Charter to the contrary, until the Corporation has received notification that the Capital Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

                  (4) Within 20 days of receiving notice from the Corporation that Capital Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Capital Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Capital Shares will not violate the ownership limitations set forth in Section
         (b)(1) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section (c)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Capital Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Capital Shares have been transferred to the Trustee, such Capital Shares are sold by a Purported Record Transferee then (i) such Capital Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Capital Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section (c)(4), such excess shall be paid to the Trustee upon demand.

                  (5) Capital Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (ii) the Market Value on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Capital Shares held in the Trust pursuant to Section
         (c)(4) of this Article. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Shares shall thereupon be paid to the Charitable Beneficiary.

                  (6) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Capital Shares held in the Trust would not violate the restrictions set forth in Section (b)(1) of this Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

         (d) Remedies for Breach. If the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section (b) of this Article or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Shares of the Corporation in violation of Section (b) of this Article, the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Capital Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer;

PROVIDED, HOWEVER, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section (b)(1) of this Article, shall automatically result in the transfer to a Trust or be void ab initio as described in Section (b)(2) of this Article and any Transfer in violation of Section (b)(3) of this Article shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

         (e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire Capital Shares in violation of Section (b) of this Article or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section (b)(2) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

         (f) Owners Required To Provide Information. From the date of the Reincorporation and prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or a Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Capital Shares on the Corporation's status as a REIT and to ensure compliance with Section (b)(1) of this Article or as otherwise permitted by the Board of Directors.

         (g) Remedies Not Limited. Nothing contained in this Article (but subject to Section (b)(1) of this Article and Section (a)(8) of Article EIGHTH) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

         (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section (a) of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it (subject, however, to the provisions of Section (1) of this Article). In the event this Article requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have


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(but for the remedies set forth in Section (b) of this Article) acquired
Beneficial or Constructive Ownership of Capital Shares in violation of Section
(b)(1) of this Article, such remedies (as applicable) shall apply first to the Capital Shares which, but for such remedies, would have been actually owned by such Person, and second to Capital Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Shares based upon the relative value of the Capital Shares held by each such Person.

         (i)      Exceptions.

                  (1) Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Capital Shares in excess of the Ownership Limit if the Board of Directors determines that such exemption will not cause any individual's Beneficial Ownership of such Capital Shares to violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

                  (2) Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Capital Shares in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, the inability of the Board of Directors to make the determination described in this Section (i)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would adversely affect the characterization of an amount of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year that would not cause the Corporation to fail to qualify as a REIT under the Code.

                  (3)      Prior to granting any exception pursuant to Section
         (i)(1) or (2) of this Article to any Person, the Board of Directors may require (i) a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; and (ii) such Person to make certain representations or undertakings, or to agree that any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Section (b) of this Article) will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article.


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

                  (4) During the period commencing on the date of the Reincorporation and prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

                           a. After giving effect to any such increase, five Beneficial Owners of Capital Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section (i) of this Article) Beneficially Own, in the aggregate, more than 49% of the Capital Shares;

                           b. The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

                           c. Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

         (j) Legend. Each certificate for Capital Shares shall bear substantially the following legend in addition to any legends required to comply with the MGCL and applicable federal and state securities laws:

                  (i) "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in


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                           violation of the restrictions described above may be
                           void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office."

         (k) Severability. If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (l) The AMEX and the Nasdaq National Market. Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of the AMEX or the Nasdaq National Market or any other automated inter-dealer quotation system or national securities exchange. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article.

         (m) The provisions of this Article shall apply to the Capital Shares notwithstanding any contrary provisions of the Capital Shares (or any of them) provided elsewhere in this Charter.

         III. The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         IV. The amendments to the charter effected by the Articles of Amendment of the Corporation which were accepted for record by the State Department of Assessments and Taxation of Maryland on July 7, 2000 (the "Amendments") are not in effect by operation of the terms thereof and the Amendments have therefore been omitted from the above amendment and restatement of the charter.

         V. The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 100,000,000, consisting of 74,000,000 shares of Common Stock, $.0001 par value per share, and 26,000,000 shares of Preferred Stock, $.0001 par value per share. The aggregate par value of all shares of stock having par value was $10,000.

         VI. The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 150,000,000, consisting of 94,691,374 shares of Common Stock, $.0001 par value per share, and 55,308,626 shares of Preferred Stock, $.0001 par value per share. The aggregate par value of all authorized shares of stock having par value is $15,000.


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         VII.     The undersigned President acknowledges these Articles of
Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 11th day of September, 2001.


/S/ S. ERIC OTTESEN                     /S/ GARY B. SABIN
---------------------                   -------------------
Name: S. Eric Ottesen                   Name: Gary B. Sabin
Title:  Secretary                       Title:  President



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